UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report on Form 8-K

Item 3.03	Material Modification of Rights to Security Holders.

The information set forth under the caption “Item 5.03 Amendments to Articles of Incorporation or Bylaws” is hereby incorporated into this Item 3.03 by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2009, Union National Financial Corporation (the “Company”) filed with the Pennsylvania Department of State two Statements with Respect to Shares which, effective upon filing, designated two series of preferred stock as “5% Non-Cumulative Non-Voting Convertible Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”), and “6% Non-Cumulative Non-Voting Non-Convertible Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”), and set forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Series A Preferred Stock and Series B Preferred Stock. The Statements with Respect to Shares for the Series A and Series B Preferred Stock are filed herewith as Exhibit 3.1 and Exhibit 3.2 and incorporated into this Item 5.03 by reference.

Terms of the Series A Preferred Stock

                   Dividends on the Series A Preferred Stock are payable quarterly in arrears if, when, and as declared by the Company’s Board of Directors, at a rate of 5.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series A Preferred Stock are non-cumulative. Holders of the Series A Preferred Stock may convert their shares into common stock at any time upon approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), if required, at the conversion prices listed below:

Conversion Date:	Conversion Price per Share
September 15, 2009 through September 14, 2010	$4.00
September 15, 2010 through September 14, 2011	$6.25
September 15, 2011 through September 14, 2012	$7.50
September 15, 2012 through September 14, 2013	$8.75
On or After September 15, 2013	$10.00

The Series A Preferred Stock only may be redeemed by the Company, upon approval of the Federal Reserve. If the Company redeems the Series A Preferred Stock on or prior to September 14, 2014, the redemption price will include a premium decreasing over time from 2.5% to .5% of the liquidation preference. The holders of the Series A Preferred Stock do not have voting rights except as required by Pennsylvania Business Corporation Law of 1988, as amended.

The above summary of the Series A Preferred Stock does not purport to be a complete description of the Series A Preferred Stock and is qualified in its entirety by reference to the Statement with Respect to Shares attached hereto as Exhibit 3.1.

Terms of the Series B Preferred Stock

Dividends on the Series B Preferred Stock are payable quarterly in arrears if, when, and as declared by the Company’s Board of Directors, at a rate of 6.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series B Preferred Stock are non-cumulative. Shares of the Series B Preferred Stock are not convertible or exchangeable into shares of the Company’s common stock other any other security of the Company.

The Series B Preferred Stock only may be redeemed by the Company, upon approval of the Federal Reserve. If the Company redeems the Series B Preferred Stock on or prior to September 14, 2014, the redemption price will include a premium decreasing over time from 2.5% to .5% of the liquidation preference. The holders of the Series B Preferred Stock do not have voting rights except as required by Pennsylvania Business Corporation Law of 1988, as amended.

The above summary of the Series B Preferred Stock does not purport to be a complete description of the Series B Preferred Stock and is qualified in its entirety by reference to the Statement with Respect to Shares attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Statement with Respect to Shares for Series A Preferred Stock
3.2	Statement with Respect to Shares for Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: September 21, 2009	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and
Chief Executive Officer

Exhibits

Exhibit Number	Description
3.1	Statement with Respect to Shares for Series A Preferred Stock
3.2	Statement with Respect to Shares for Series B Preferred Stock